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                                                                     EXHIBIT 3.6

                           ARTICLES OF INCORPORATION
                                       OF
                              CORPORATE MAGIC, INC.

      I, the undersigned natural person of the age of twenty-one (21) years or more, a citizen of the State of Texas, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                    Article I
                                      Name

      The name of the corporation is Corporate Magic, Inc.

                                   Article II
                                    Duration

      The period of the duration of the Corporation shall not be limited, but such Corporation shall be a perpetual Corporation as provided by Subdivision 2,
Article 3.02 of the Texas Business Corporation Act.

                                   Article III
                                    Purposes

      The purpose or purposes for which the corporation is organized is the transaction of any and all lawful business for which corporations may be organized under the Texas Business Corporation Act.

                                   Article IV
                                 Capitalization

      The aggregate number of shares which the corporation shall have authority to issue is 1,000,000 shares of common stock of One Cent ($0.01) par value each.

      The Corporation is authorized to issue only one class of shares of stock, and no distinction shall exist between the shares of the Corporation or between the holders thereof.

                                    Article V
                                Cumulative Voting

      Cumulative voting by the shareholders of the Corporation at any election of directors, or any other subject or proposition that may be submitted to the shareholders for a vote thereon, is expressly prohibited.
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                                   Article VI
                                Preemptive Rights

      No shareholder or other person shall have an preemptive right whatsoever.

                                   Article VII
                                Issuance of Stock

      The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money paid, labor done or property actually received.

                                  Article VIII
                                Registered Office

      The address of the Corporation's initial registered office is 6221 N. O'Connor Road, Suite 106, Irving, TN 75039, and the name of its initial registered agent at such address is Roy Bridgewater.

                                   Article IX
                                    Directors

      The number of directors shall be that number, never less than one (1), as from time to time shall be fixed by the Bylaws of the Corporation. The number of directors constituting the initial Board of Directors is two (2) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and qualified, are:

      Name                                     Address
      ----                                     -------

      James R. Kirk                            9444 Sherwood Glen
                                               Dallas, Texas 75228

      Michael A. Bothel                        100 West 1st Street
                                               Flandreau, South Dakota 57028

                                    Article X
                              Interested Directors

      No contract or other transaction between the Corporation and any other corporation, and no other act of the Corporation, shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the Corporation was pecuniarily or otherwise interested in such contract, transaction or other act, or was a director or an officer of such other corporation. Any director of the Corporation, individually, or any firm or association of which any such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or
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      transaction of the Corporation, provided that the fact that he, individually, or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is a director of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested. Every director of the Corporation is hereby relieved from any disability which might otherwise prevent him from carrying out transactions with or contracting with the Corporation for the benefit of himself or any firm, corporation, association, trust or organization in which or with which he may be in anywise interested or connected.

                                   Article XI
                                 Indemnification

      The Corporation shall have the power to indemnify directors, officers, employees and agents of the Corporation, and to purchase and maintain liability insurance for those persons as and to the extent permitted by the Texas Business Corporation Act, as amended.

                                   Article XII
                                  Incorporator

      The name and address of the incorporator is James M. Wingate, 800 East Campbell Road, Suite 199, Richardson, Texas 75081.

                                  Article XIII
                                   Terminology

      All terms and words used in these Articles of Incorporation, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of these Articles of Incorporation or any section, paragraph or clause herein may require, as if such word had been fully and properly written in the appropriate number and gender.

      IN WITNESS WHEREOF, I have hereto set my hand on this the third day of November, 1995.

                                               /s/ James M. Wingate
                                              ----------------------------------
                                               James M. Wingate, Incorporator
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THE STATE OF TEXAS  )
                    )
COUNTY OF DALLAS    )

      I, the undersigned authority, do hereby certify that on this 3rd day of November, 1995, personally appeared James M. Wingate, who, being by me first duly sworn, declared to me that he is the person who signed the foregoing instrument as incorporator and that the statements therein contained are true.

                                               /s/ Pat Sherman
                                              ----------------------------------
                                               NOTARY PUBLIC, STATE OF TEXAS